                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Bright Horizons Family Solutions, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

                              --------------------




         The 2000 annual meeting of stockholders of Bright Horizons Family Solutions, Inc. will be held at 10:00 a.m., local time, on Thursday, May 25, 2000, at the Company's corporate offices, One Kendall Square, Building 200, Cambridge, Massachusetts. At the meeting, stockholders will act on the following matters:

         1. Election of three directors, each for a term of three years; and

         2. Any other matters that may properly come before the meeting.

         Stockholders of record at the close of business on April 3, 2000 are entitled to vote at the meeting or any postponement or adjournment.

         Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, in order that as many shares as possible will be represented.


                                         By order of the Board of Directors,


                                         /s/ Stephen I. Dreier
                                         --------------------------------------
                                         Stephen I. Dreier
                                         Chief Administrative Officer and
                                         Secretary


Cambridge, Massachusetts
April 20, 2000

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----

ABOUT THE MEETING..............................................................1
      What is the purpose of the annual meeting?...............................1
      Who is entitled to vote?.................................................1
      What constitutes a quorum?...............................................1
      How do I vote?...........................................................1
      Can I change my vote after I return my proxy card?.......................2
      What are the Board's recommendations?....................................2
      What vote is required to approve each item?..............................2

STOCK OWNERSHIP................................................................3
      Who are the largest owners of the Company's stock?.......................3
      How much stock do the Company's directors and executive officers own?....4

ITEM 1--ELECTION OF DIRECTORS..................................................6
      Directors Standing for Election..........................................6
      Directors Continuing in Office...........................................7
      How are directors compensated?...........................................9
      How often did the Board meet during 1999?................................9
      What committees has the Board established?...............................9

EXECUTIVE COMPENSATION........................................................10

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION................13

PERFORMANCE GRAPH.............................................................16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................17

INDEPENDENT PUBLIC ACCOUNTANTS................................................17

ADDITIONAL INFORMATION........................................................17


                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

                        ONE KENDALL SQUARE, BUILDING 200
                         CAMBRIDGE, MASSACHUSETTS 02139

                              --------------------

                                 PROXY STATEMENT

                              --------------------


         The Board of Directors is soliciting proxies to be used at the 2000 annual meeting. This proxy statement and the enclosed proxy will be mailed to stockholders on or about April 20, 2000.

         The Company was incorporated in Delaware in April 1998. On July 24, 1998, two publicly traded companies, CorporateFamily Solutions, Inc. and Bright Horizons, Inc., were merged into two wholly owned subsidiaries of the Company. Pursuant to the merger, each share of common stock of CorporateFamily Solutions was exchanged for one share of the Company's common stock, and each share of common stock of Bright Horizons was exchanged for 1.15022 shares of the Company's common stock. The Company also assumed all outstanding options to purchase CorporateFamily Solutions and Bright Horizons common stock. Unless the context otherwise requires, references in this proxy statement to the Company for periods prior to July 24, 1998 refer to one or both of the Company's predecessors, CorporateFamily Solutions and Bright Horizons, as appropriate.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting. In addition, the Company's management will report on the performance of the Company during fiscal 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

         Only stockholders of record at the close of business on the record date, April 3, 2000, are entitled to receive notice of the annual meeting, and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 11,825,427 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

         -    by submitting written notice of revocation to the Secretary;

         - by submitting another proxy that is later dated and properly signed; or

         -    by voting in person at the meeting.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote for election of the nominated slate of directors (see page 6).

         With respect to any other matter that properly comes before the meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

         OTHER ITEMS. For each other item, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the items to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those items and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

         The following table shows those stockholders, other than our directors and executive officers, who beneficially own more than 5% of the Company's common stock.

         --------------------------------------------------------------------------------------
                                                           AGGREGATE NUMBER      PERCENT OF
                                                              OF SHARES           SHARES
                               NAME                       BENEFICIALLY OWNED    OUTSTANDING(1)

         John McStay Investment Counsel, L.P. (2).......      1,847,380             15.62%

         Wellington Management Company, LLP (3).........      1,072,900              9.07%

         Capital Research and Management Company (4)....      1,050,000              8.88%

         The Hartford Mutual Funds, Inc. (5)............        647,500              5.48%

         T. Rowe Price Associates, Inc. (6).............        634,900              5.37%
         --------------------------------------------------------------------------------------

(1)      Based on the number of shares outstanding at April 3, 2000.
(2) This information is based upon a Schedule 13F filed by American Investment Group, Inc. on February 14, 2000, on behalf of itself and four other institutional investment managers, including John McStay Investment Counsel, L.P. As of December 31, 1999, John McStay Investment Counsel reports shared voting power as to 1,847,380 shares of the Company's common stock. Its principal address is 5949 Sherry Lane, Suite 1560, Dallas, Texas 75225.
(3) This information is based upon a Schedule 13G/A filed on February 11, 2000. Wellington Management Company, LLP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports shared voting power as to 1,053,200 shares and shared dispositive power as to 1,072,900 shares of the Company's common stock. Its principal address is 75 State Street, Boston, Massachusetts 02109.
(4) This information is based upon a Schedule 13G filed on February 11, 2000. Capital Research and Management Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports sole dispositive power and no voting power as to 1,050,000 shares of the Company's common stock, but disclaims beneficial ownership of all 1,050,000 shares. Its principal address is 333 South Hope Street, Los Angeles, California 90071.
(5) This information is based upon a Schedule 13G filed on February 11, 2000 by The Hartford Mutual Funds, Inc., on behalf of The Hartford Capital Appreciation Fund. The Hartford Mutual Funds, Inc. is an investment company registered under Section 8 of the Investment Company Act of 1940 and reports shared voting power as to 647,500 shares and shared dispositive power as to 647,500 shares of the Company's common stock. Its principal address is 200 Hopmeadow Street, Simsbury, CT 06089.
(6) This information is based upon a Schedule 13G filed on February 4, 2000. T. Rowe Price Associates, Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports sole voting power as to 37,500 shares and sole dispositive power as to 634,900 shares of the Company's common stock. Its principal address is 100 E. Pratt Street, Baltimore, Maryland 21202.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

         The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the executive officers of the Company named in the Summary Compensation Table below and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of the record date, April 3, 2000.

----------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE NUMBER       RIGHT TO ACQUIRE     PERCENT OF
                                                                 OF OUTSTANDING SHARES        WITHIN 60          SHARES
                     NAME                                        BENEFICIALLY OWNED(1)         DAYS(2)        OUTSTANDING(3)


Roger H. Brown (4)....................................                 422,014                 285,084            5.84%

Linda A. Mason (4)....................................                 422,014                 285,084            5.84%

Robert D. Lurie.......................................                 524,151                   1,000            4.44%

Marguerite W. Sallee..................................                 252,487                  95,084            2.92%

E. Townes Duncan......................................                 150,904                  16,317            1.41%

Mary Ann Tocio........................................                    --                   103,438              *

Stephen I. Dreier.....................................                  47,573                  51,323              *

David H. Lissy........................................                    --                    58,442              *

Elizabeth J. Boland...................................                  12,250                  13,469              *

William H. Donaldson..................................                   1,000                  21,837              *

Joshua Bekenstein.....................................                  10,406                   2,667              *

Sara Lawrence-Lightfoot...............................                    --                    12,251              *

Fred K. Foulkes.......................................                   9,201                   1,000              *

JoAnne Brandes........................................                    --                     6,567              *

Ian M. Rolland........................................                   1,000                   1,667              *

Directors and executive officers as a group (15 persons)             1,430,986                 670,146           16.82%
--------------------------------------------------------------------------------------------- --------------------------

* Represents less than 1% of the Company's outstanding common stock

------------------

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

      - Mr. Brown - 241,863 shares held by Mr. Brown and Linda A. Mason, his wife, as co-trustees of the Roger H. Brown, Jr. Trust, 180,151 shares held by Ms. Mason and Mr. Brown, as co-trustees of the Linda
            A. Mason Trust. North American Management Corp., the investment advisor of the Roger H. Brown, Jr. Trust and Linda A. Mason Trust, has discretionary authority to dispose of the shares held in the trusts.
      - Ms. Mason - 180,151 shares held by Ms. Mason and Roger H. Brown, her husband, as co-trustees of the Linda A. Mason Trust, 241,863 shares held by Mr. Brown and Ms. Mason as co-trustees of the Roger H. Brown, Jr. Trust. North American Management Corp., the investment advisor of the Roger H. Brown, Jr. Trust and Linda A. Mason Trust, has discretionary authority to dispose of the shares held in the trusts.
      -     Mr. Lurie - 1,651 shares held by Jane Kyle-Lurie, his wife.
      - Ms. Sallee - 121,520 shares held by Dr. Arthur Knox Patterson, her husband, and 9,446 shares held by Dr. Patterson as custodian for his children.

      - Mr. Duncan - 123,794 shares held by Solidus Company, of which Mr. Duncan is the president and a significant interest holder; 16,000 shares held by Solidus Partners, LP, of which Solidus Company is the General Partner, except to the extent of his pecuniary interest in Solidus Company; 400 shares held by his children; 100 shares held by his wife; and 456 shares held in several trusts of which his wife is trustee.

(2) Reflects the number of shares that could be purchased upon exercise of options available at April 3, 2000 or within 60 days thereafter under the Company's stock incentive plans. Certain of the Company's directors and executive officers disclaim beneficial ownership of shares purchasable upon exercise of options included in the table, as follows:

      - Mr. Brown - 97,650 shares issuable upon exercise of options held by Linda A. Mason, his wife.
      - Ms. Mason - 187,434 shares issuable upon exercise of options held by Roger H. Brown, her husband.

(3) Based on the number of shares outstanding at, or that could be purchased upon exercise of options within 60 days of, April 3, 2000.

(4) Mr. Brown's and Ms. Mason's business address is as follows: c/o Bright Horizons Family Solutions, Inc., One Kendall Square, Building 200, Cambridge, Massachusetts 02139.

                          ITEM 1--ELECTION OF DIRECTORS

                         DIRECTORS STANDING FOR ELECTION

         The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each annual meeting of stockholders, directors constituting one class are elected for a three-year term. The Company's Certificate of Incorporation provides that each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The current Board of Directors is comprised of eleven members, three of whom will be elected at the annual meeting. The Board of Directors has nominated and recommends to the stockholders
E. Townes Duncan, Sara Lawrence-Lightfoot and Marguerite W. Sallee, each of whom is an incumbent Class II director, for election as Class II directors to serve until the annual meeting of stockholders in 2003 and until such time as their respective successors are duly elected and qualified. Pursuant to an amended and restated employment agreement with Ms. Sallee, dated July 1, 1999, the Company has agreed to nominate Ms. Sallee to serve on the Company's Board of Directors for the period beginning on January 1, 2000 and ending on December 31, 2005. In addition, such agreement provides that if elected, she will serve as Co-Chairman of the Board.

         If any of the nominees should become unable to accept election, the persons named as proxies on the proxy card may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to the nominees for election as Class II directors and with respect to Class I and Class III directors (who are not nominees for election at the annual meeting) is set forth below.

                               CLASS II DIRECTORS
                      (TO BE ELECTED; TERMS EXPIRE IN 2003)

--------------------------------------------------------------------------------
E. Townes Duncan                                                          Age 46

E. Townes Duncan has served as a director of the Company since the merger. From April 1988 until the merger, Mr. Duncan served as a director of CorporateFamily Solutions. Mr. Duncan has served as the President of Solidus Company, a private investment firm, since January 1997. Mr. Duncan was a director of Comptronix Corporation, a provider of electronics contract manufacturing services, and served as Chairman of the Board and Chief Executive Officer of Comptronix Corporation from November 1993 to May 1997. Comptronix Corporation filed a petition for Chapter 11 protection on August 9, 1996. From 1985 to November 1993, Mr. Duncan was a Vice President and principal of Massey Burch Investment Group, Inc., a venture capital corporation. Mr. Duncan is a director of J. Alexander's Corporation, an owner and operator of restaurants.

--------------------------------------------------------------------------------
Sara Lawrence-Lightfoot                                                   Age 55

Dr. Sara Lawrence-Lightfoot has served as a director of the Company since the merger. From 1993 until the merger, Dr. Lawrence-Lightfoot served as a director of Bright Horizons. Since 1972, Dr. Lawrence-Lightfoot has been a professor of education at Harvard University. In addition to serving as a director of Bright Horizons, Dr. Lawrence-Lightfoot is also a director of the Globe Newspaper Company, a subsidiary of The New York Times Company which owns and publishes The Boston Globe. Dr. Lawrence-Lightfoot has received honorary degrees from 16 universities and colleges including Bank Street College and Wheelock College, two of the nation's foremost schools of early childhood education.

--------------------------------------------------------------------------------
Marguerite W. Sallee                                                      Age 54

Marguerite W. Sallee has served as a director of the Company since the merger and also served as Chief Executive Officer of the Company from the merger until May 1999 when she became Co-Chairman of the Board of the Company. In July 1999, Ms. Sallee co-founded and became the Chief Executive Officer and a director of Frontline Group, Inc., a corporate training company. Ms. Sallee is a founder of CorporateFamily Solutions and served as President, Chief Executive Officer and a director of CorporateFamily Solutions from February 1987 until the merger. Prior thereto, Ms. Sallee served as Commissioner of Human Services in former Tennessee Governor Lamar Alexander's cabinet. She is a director of Saks Incorporated, an owner and operator of department stores, and is a former Chairman of the Nashville Area Chamber of Commerce. In addition, Ms. Sallee is a delegate to the Presidential Summit for Children.
--------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THESE NOMINEES.

                         DIRECTORS CONTINUING IN OFFICE

                               CLASS III DIRECTORS
                             (TERMS EXPIRE IN 2001)

--------------------------------------------------------------------------------
William H. Donaldson                                                      Age 68

William H. Donaldson has served as a director of the Company since the merger. From January 1998 until the merger, Mr. Donaldson served as a director of Bright Horizons. In February 2000, Mr. Donaldson became the Chairman, President and Chief Executive Officer of Aetna, Inc., one of the nation's largest health benefits, insurance and financial services companies. Mr. Donaldson served as senior advisor to Donaldson, Lufkin & Jenrette, Inc., the investment banking firm he co-founded in 1959, from 1995 until his employment by Aetna in February 2000. He served as Chairman and Chief Executive Officer at Donaldson, Lufkin & Jenrette, Inc. until 1973, when he became Undersecretary of State under Dr. Henry Kissinger and later counsel to Vice President Nelson Rockefeller. Mr. Donaldson served as Chairman and Chief Executive Officer of the New York Stock Exchange from 1990 until 1995. He was the founding dean of the Yale University School of Management and held the tenured chair as the William S. Beinecke Professor of Management Studies. In addition to serving on the board of directors of Aetna, Inc., Mr. Donaldson serves on the board of Mail.com, Inc., a global provider of e-mail services. He also serves as Chairman of the Carnegie Endowment for International Peace and is a trustee of the Lincoln Center for the Performing Arts, the New York Police Foundation, the Marine Corps University Foundation, the Aspen Institute and the Foreign Policy Association. He is also Chairman of the Advisory Board of the Yale University School of Management.

--------------------------------------------------------------------------------
Fred K. Foulkes                                                           Age 58

Professor Fred K. Foulkes has served as a director of the Company since the merger. Mr. Foulkes has been the Director of the Human Resources Policy Institute for Boston University School of Management since 1981 and has taught courses in human resource management and strategic management at Boston University since 1980. From 1968 to 1980, Professor Foulkes was a member of the Harvard Business School faculty. His principal publications include Personnel Policies in Large Nonunion Companies and Executive Compensation: A Strategic Guide for the 1990's. Professor Foulkes is a recipient of the Employment Management Association Award and the Fellow Award, the National Academy of Human Resources award of distinction for outstanding achievement in the human resource profession.

--------------------------------------------------------------------------------
Linda A. Mason                                                            Age 45

Linda A. Mason has served as a director of the Company since the merger. Ms. Mason also served as Chairman of the Board from the merger until May 1999 when she became Co-Chairman of the Board. Ms. Mason co-founded Bright Horizons and served as a director and President of Bright Horizons from its inception in 1986 until the merger. From its inception until September 1994, Ms. Mason also acted as Bright Horizons' Treasurer. Prior to founding Bright Horizons, Ms. Mason was co-director of the Save the Children relief and development effort in Sudan and worked as a program officer with CARE in Thailand. Prior to 1986, Ms. Mason worked as a management consultant with Booz, Allen and Hamilton. Ms. Mason also is a director of The Horizons Initiative, a non-profit organization that provides support for homeless children and their families, and Whole Foods Market, Inc., which owns and operates retail food stores, is a Fellow of the Yale Corporation and serves on the Advisory Board of the Yale University School of Management. Ms. Mason is the wife of Roger H. Brown.

--------------------------------------------------------------------------------
Ian M. Rolland                                                            Age 66

Ian M. Rolland has served as a director of the Company since September 1998. Mr. Rolland was Chairman and Chief Executive Officer of Lincoln National Corporation, a provider of life insurance and annuities, property-casualty insurance and related services through its subsidiary companies, from 1992 until July 1998 and President and Chief Executive Officer from 1975 to 1992. Mr. Rolland continues as a director of Lincoln National Corporation. Mr. Rolland is also a director of Wells Fargo & Company, a nationwide financial services company, NiSource Inc., a holding company for various utility companies, and Tokheim Corporation, a manufacturer and servicer of electronic and mechanical petroleum dispensing systems.

--------------------------------------------------------------------------------

                                CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2002)

--------------------------------------------------------------------------------
JoAnne Brandes                                                            Age 46

JoAnne Brandes has served as a director of the Company since the merger. From December 1995 until the merger, Ms. Brandes served as a director of CorporateFamily Solutions. Ms. Brandes has served as Senior Vice President, General Counsel and Secretary for S.C. Johnson Commercial Markets, Inc., a manufacturer and marketer of cleaning and sanitation products and services since October 1997. From October 1996 to October 1997, Ms. Brandes served as Vice President and General Counsel for S.C. Johnson Commercial Markets, Inc. From May 1992 to October 1996, Ms. Brandes served as Vice President of Corporate Communication Worldwide for S.C. Johnson & Son, Inc., a manufacturer of cleaning and personal care products. Prior thereto, Mr. Brandes served as Senior Legal Counsel to S.C. Johnson & Son, Inc. from 1981 to 1992. Ms. Brandes serves as a director of Alternative Resources Corporation, a temporary technical staffing company, a director of JohnsonFamily Funds, Inc., a mutual fund, a Regent in the University of Wisconsin System Board of Regents, Director of Child Care Action Campaign, a not-for-profit organization which promotes quality child care, and a member of the State of Wisconsin's Governor's Child Care Council.

--------------------------------------------------------------------------------
Joshua Bekenstein                                                         Age 41

Joshua Bekenstein has served as a director of the Company since the merger. From 1986 until the merger, Mr. Bekenstein served as a director of Bright Horizons. Since 1993, Mr. Bekenstein has been a Managing Director of Bain Capital, Inc. and has been a general partner of Bain Venture Capital since its inception in 1987. Mr. Bekenstein serves as a director of Waters Corporation, a manufacturer and distributor of high performance liquid chromatography instruments, Sealy Mattress Company, the leading conventional bedding manufacturer in North America, and The Horizons Initiative.

--------------------------------------------------------------------------------
Roger H. Brown                                                            Age 43

Roger H. Brown has served as a director and President of the Company since the merger and has also served as Chief Executive Officer of the Company since May 1999. Mr. Brown co-founded Bright Horizons and served as Chairman and Chief Executive Officer of Bright Horizons from its inception in 1986 until the merger. Prior to 1986, he worked as a management consultant for Bain & Company, Inc. Mr. Brown currently serves as a director of The Horizons Initiative, Stand for Children, a non-profit organization dedicated to improving the quality of life for children, and Advantage Schools, Inc., a charter school management company. Mr. Brown is the husband of Linda A. Mason.

--------------------------------------------------------------------------------
Robert D. Lurie                                                           Age 54

Robert D. Lurie has served as a director of the Company since the merger. Prior to the merger, Mr. Lurie served as a director and Chairman of CorporateFamily Solutions since December 1995 and as Director of Research and Development since January 1998. He was President of The Resource Group, a division of CorporateFamily Solutions focused on providing consulting and resource support to work/life center operations, from October 1995 to December 1997. From 1984 to 1995, Mr. Lurie served as President and Chief Executive Officer of Resources for Child Care Management, Inc., which was acquired by CorporateFamily Solutions in October 1995.

--------------------------------------------------------------------------------

HOW ARE DIRECTORS COMPENSATED?

         BASE COMPENSATION. Each non-employee director receives $2,000 for each regularly scheduled Board meeting attended in person or by conference call, and $500 for each specially scheduled meeting attended in person or by conference call. Each non-employee director that is a member of the Audit Committee, Compensation Committee or Nominating Committee also receives $500 for each committee meeting attended. Directors who are also employees of the Company receive no additional compensation for service as directors.

         OPTIONS. On the date of each annual meeting of stockholders, each non-employee director will be granted an option to purchase 1,000 shares of the Company's common stock, so long as he or she has missed no more than one of the regular meetings of the Board of Directors in the previous year. The exercise price of the options will be the closing market price of the Company's common stock on the date of grant. The options shall vest in one-third increments with one-third vesting equally on the first, second and third anniversary dates of the initial grant, so long as the non-employee director continues to serve as a director of the Company, with the exception of the 1999 grant which was fully vested upon its grant.

HOW OFTEN DID THE BOARD MEET DURING 1999?

         During 1999, the Board of Directors met five times. Each director attended more than 75% of the total number of meetings of the Board and committees on which he or she served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors has standing Audit, Compensation and Nominating Committees.

         AUDIT COMMITTEE. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the Company's financial statements and the appointment of independent accountants, reviewing significant audit and accounting policies and practices, meeting with the Company's independent accountants concerning, among other things, the scope of audits and reports, and reviewing the performance of the overall accounting and financial controls of the Company. The members of the Audit Committee are Ian M. Rolland (chair), JoAnne Brandes and E. Townes Duncan. The Audit Committee met two times in 1999.

         COMPENSATION COMMITTEE. The Compensation Committee is charged with reviewing and approving salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering the Company's employee stock incentive plan. The members of the Compensation Committee are E. Townes Duncan (chair), Fred K. Foulkes and Joshua Bekenstein. The Compensation Committee met three times in 1999.

         NOMINATING COMMITTEE. The Nominating Committee is responsible for developing general criteria concerning the qualifications and selection of Board members and recommending candidates for such positions to the Board of Directors. The Nominating Committee considers director nominees from stockholders for election at each annual meeting of stockholders if a written nomination is received by the Company's Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (nomination procedures are discussed in greater detail in our bylaws which will be provided upon written request). The members of the Nominating Committee are Dr. Sara Lawrence-Lightfoot (chair), William H. Donaldson and Fred K. Foulkes. The Nominating Committee met one time in 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and certain other executive officers of the Company (the "named executive officers") for services rendered to the Company, or to one of its predecessors prior to the merger.

                           SUMMARY COMPENSATION TABLE

  -----------------------------------------------------------------------------------------------------------------------------

                                                                                                LONG - TERM
                                                       ANNUAL COMPENSATION                      COMPENSATION
                                                                                                   AWARDS
                                               -----------------------------------------        ------------
                                                                                                 NUMBER OF
                                                                                                 SECURITIES         ALL OTHER
       NAME AND PRINCIPAL                       FISCAL        SALARY                             UNDERLYING        COMPENSATION
            POSITION                             YEAR         ($)(1)           BONUS($)           OPTIONS             ($)(2)
  -----------------------------                 -------      --------         ---------          ----------       -------------
  Roger H. Brown (3)......................        1999        175,000          110,000              12,000            2,469
     Chief Executive Officer and                  1998        175,000           72,500              25,000            2,500
     President                                    1997        167,875           92,500             184,035            2,065

  Marguerite W. Sallee (4)................        1999        131,250             --                  --              2,500
     Co-Chairman of the Board                     1998        160,993           45,000              25,000            2,455
                                                  1997        150,563           45,000                --              2,166

  Mary Ann Tocio..........................        1999        168,000           47,500               8,000            9,289
     Chief Operating Officer                      1998        159,231           45,000              27,000            9,075
                                                  1997        142,596           45,000              76,680            9,181

  Stephen I. Dreier.......................        1999        157,000           32,000               4,000            2,149
     Chief Administrative Officer                 1998        148,923           30,000              18,000            2,013
     and Secretary                                1997        142,192           32,500              38,340            2,375

  David H. Lissy (5)......................        1999        163,000           73,500               8,000            2,254
     Chief Development Officer                    1998        153,333           81,333              25,000             --
                                                  1997         50,000           56,667              49,842             --

  Elizabeth J. Boland (6).................        1999        123,000           33,000               4,000            1,656
     Chief Financial Officer and                  1998        112,000           29,333              18,000             --
     Treasurer                                    1997         36,667            8,333              19,169             --
  -----------------------------------------------------------------------------------------------------------------------------

(1)   Includes amounts deferred by the employee under the Company's 401(k) plan.
(2) Consists of Company matching contributions to the employee's 401(k) plan account and, in the case of Ms. Tocio, contributions made by the Company for car allowances.
(3) Mr. Brown was President of the Company until May 1999 when he became President and Chief Executive Officer.
(4) Ms. Sallee was Chief Executive Officer of the Company until May 1999 when she resigned as Chief Executive Officer and became Co-Chairman of the Board.
(5)   Mr. Lissy began working for Bright Horizons in August 1997.
(6)   Ms. Boland began working for Bright Horizons in September 1997.

OPTION GRANTS FOR 1999

         The table below sets forth the following information with respect to option grants to the named executive officers during 1999 under the Company's 1998 Stock Incentive Plan:

         - the number of shares of common stock underlying options granted during the year;
         - the percentage that such options represent of all options granted to employees during the year;
         -     the exercise price;
         -     the expiration date; and
         - the potential realizable value of the options assuming both a 5% and 10% annual return on the underlying common stock from the date of grant of each option to the end of each option term.

------------------------------------------------------------------------------------------------------------------------------------
                                                          INDIVIDUAL GRANTS
                                   ---------------------------------------------------------------
                                    NUMBER OF
                                    SECURITIES       PERCENT OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                                    UNDERLYING      OPTIONS GRANTED TO    EXERCISE                        ASSUMED ANNUAL RATES OF
                                     OPTIONS        EMPLOYEES IN 1999      PRICE       EXPIRATION          STOCK APPRECIATION FOR
           NAME                    GRANTED(#)(1)          (%)            ($/SHARE)       DATE                  OPTION TERMS
  ---------------------            -------------    ------------------   ---------     -----------    -----------------------------
                                                                                                       5% ($)             10% ($)
                                                                                                      --------            --------
  Roger H. Brown...............      12,000               5.37            14.8125       11/16/09      111,786             283,287
  Marguerite W. Sallee.........        --                  --                --           --             --                  --
  Mary Ann Tocio...............       8,000               3.58            14.8125       11/16/09       74,524             188,858
  Stephen I. Dreier............       4,000               1.79            14.8125       11/16/09       37,262              94,429
  David H. Lissy...............       8,000               3.58            14.8125       11/16/09       74,524             188,858
  Elizabeth J. Boland..........       4,000               1.79            14.8125       11/16/09       37,262              94,429
  ----------------------------------------------------------------------------------------------------------------------------------


  (1) Options will vest annually over five years in one-fifth increments beginning January 1, 2000.

OPTION EXERCISES AND VALUES FOR 1999

         The table below sets forth the following information with respect to option exercises during 1999 by each of the named executive officers and the status of their options at December 31, 1999:

         - the number of shares of common stock acquired upon exercise of options during 1999;
         - the aggregate dollar value realized upon the exercise of such options;
         - the total number of shares of common stock underlying exercisable and non-exercisable stock options held at December 31, 1999; and
         - the aggregate dollar value of in-the-money exercisable options at December 31, 1999.

-----------------------------------------------------------------------------------------------------------------------------------

                                 NUMBER OF                              NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                  SHARES                                     OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                               ACQUIRED UPON                            DECEMBER 31, 1999(#)            DECEMBER 31, 1999($)(1)
                                EXERCISE OF       VALUE REALIZED    -----------------------------    ------------------------------
           NAME                  OPTIONS(#)      UPON EXERCISE($)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
-------------------------      ------------     -----------------   -----------     -------------    -----------      -------------

Roger H. Brown..............      49,474             886,151          184,034          32,000         1,956,842           47,250
Marguerite W. Sallee........     138,387           1,418,891           94,084          20,000         1,003,040             --
Mary Ann Tocio..............      18,000             276,405          100,438          29,600         1,194,723           31,500
Stephen I. Dreier...........      18,018             326,126           49,523          18,400           551,967           15,750
David H. Lissy..............        --                  --             54,842          28,000           544,773           31,500
Elizabeth J. Boland.........       6,100              66,836           11,669          18,400            88,194           15,750
-----------------------------------------------------------------------------------------------------------------------------------

  (1) The aggregate dollar value of the options held at year-end are calculated as the difference between the fair market value of the common stock ($18.75 as reported on The Nasdaq National Market on December 31, 1999) and the respective exercise prices of the stock options.

                              EMPLOYMENT AGREEMENTS

         The Company currently has employment agreements with Roger Brown and Mary Ann Tocio. The terms and conditions of the employment agreements are summarized below:

COMPENSATION

         - The employment agreements provide a base salary for Mr. Brown and Ms. Tocio for the specific terms set forth below:


                        --------------------------------------------------------
                                                BASE SALARY            TERM
                                                -----------      ---------------
                        Roger H. Brown          $200,000(1)      Through 1/24/03

                        Mary Ann Tocio          $160,000(2)      Through 7/24/00
                        --------------------------------------------------------


                        (1) For 1999, Mr. Brown agreed to an adjusted base salary of $175,000.
                        (2) For 1999, the Company increased Ms. Tocio's base salary to $168,000.

         - Mr. Brown and Ms. Tocio are also eligible to receive certain benefits and incentive bonus compensation including cash bonuses and stock-based awards.

TERMINATION AND RESIGNATION

         - The employment agreements may be terminated by the Company or the employee may resign at any time.
         - If the Company terminates the employee's employment for "cause" (as defined in the employment agreements) or the employee resigns for any reason other than for "good reason" (as defined in the employment agreements), the employee will receive all accrued salary and benefits due as of the date of termination or resignation.
         - If the employee dies or becomes disabled, the employee will receive all accrued salary, benefits and incentive bonus compensation as of the date of death or disability.
         - If the Company terminates the employee's employment without "cause" or the employee resigns for "good reason", the employee will receive a lump sum payment of, (i) in the case of Mr. Brown,
               2.99 times his base salary, and, in the case of Ms. Tocio, one time her base salary, plus (ii) all accrued benefits and incentive bonus compensation.

RESTRICTIVE COVENANTS

         - Among other things, the employment agreements prohibit each employee from competing against the Company, divulging any trade secrets or other confidential information of the Company, hiring away any employees of the Company and taking any property (memoranda, notes, lists, records, etc.) relating to the Company's business made or compiled by, or made available to, the employee during the term of his or her employment.
         - These restrictive covenants will apply for 24 months (in the case of Mr. Brown) or 12 months (in the case of Ms. Tocio) following such employee's termination or resignation from the Company.

         In addition to the above agreements, the Company had an employment agreement with Marguerite W. Sallee until July 1, 1999 pursuant to which she was entitled to receive a prorated annual base salary of $200,000. On July 1, 1999, Ms. Sallee's employment agreement was amended. Pursuant to the amended agreement, Ms. Sallee was employed by the Company from July 1, 1999 until December 31, 1999 as Co-Chairman of the Board. In exchange for her services, Ms. Sallee received a prorated annual base salary of $87,500. For the period beginning on January 1, 2000 and ending on December 31, 2005, the Company has agreed pursuant to the amended agreement to nominate Ms. Sallee to serve on the Company's Board of Directors as Co-Chairman of the Board, and Ms. Sallee has agreed to serve as a consultant to the Company to the extent and on the terms and conditions that may be mutually agreed upon by the Company and Ms. Sallee. During the twenty-four month period after Ms. Sallee ceases to serve on the Company's Board of Directors, her amended agreement prohibits her from competing against the Company, divulging any trade secrets or other confidential information of the Company, hiring away any employees of the Company and taking any property (memoranda, notes, lists, records, etc.) relating to the Company's business made or compiled by, or made available to, Ms. Sallee during the term of her employment and/or the term of her service to the Board.

                              SEVERANCE AGREEMENTS

         The Company has severance agreements with Stephen I. Dreier, David H. Lissy, and Elizabeth J. Boland which provide the following benefits to them if their employment is terminated within twenty-four (24) months following a "change of control" (as defined below) for any reason other than for "cause" (as defined in the severance agreements), death or disability or if they terminate their own employment for "good reason" (as defined in the severance agreements):

         - Accrued and unpaid base salary as of the date of termination plus a prorated portion of any bonus payable for the fiscal year in which the termination occurs;
         - For a period of twenty-four months or until the employee secures other employment (whichever is less), monthly severance pay equal to 1/24 of the employee's total salary and cash bonus for the employee's last two years of employment with the Company;
         - For a period of twenty-four months or until the employee becomes eligible for participation in a group health plan of another employer (whichever is less), payment by the Company of the employee's and the employee's dependents' premiums for continuation of health insurance coverage or participation in a substantially similar health plan; and
         - Automatic vesting of the employee's stock options immediately prior to the change in control, notwithstanding any provision of the Company's stock option plan or any option agreements.

         A "change in control" will be deemed to have occurred if:

         - Any person becomes the beneficial owner of 50% of the voting power of the Company's outstanding securities;
         - The Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, pursuant to which the Board members in office prior to the transaction constitute less than a majority of the Board thereafter; or
         - Certain changes to the composition of the board occur, as more particularly described in the severance agreements.

          In addition, the severance agreements prohibit each employee from competing against the Company during the period in which the employee is receiving severance benefits and divulging any trade secrets or other confidential information of the Company.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee has the responsibility for reviewing and approving salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering the Company's stock incentive plans.

WHAT IS THE COMPANY'S PHILOSOPHY AND WHAT ARE ITS POLICIES FOR EXECUTIVE OFFICER COMPENSATION?

         The Compensation Committee believes that the primary objectives of the Company's executive compensation policy should be:

         - to attract and retain talented executives by providing a compensation program that is competitive with the compensation provided to executives at companies of comparable size and position in service businesses, while maintaining compensation within levels that are consistent with the Company's business plan, financial objectives and operating performance;

         - to provide appropriate incentives for executives to work towards the achievement of the annual performance goals established by the Company; and

         - to more closely align the interests of its executives with those of stockholders by providing long-term incentive compensation in the form of stock option awards and other equity-based, long-term incentive compensation.

         The Compensation Committee believes that the Company's executive compensation policies should be reviewed during the first half of the fiscal year after the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with the Company's financial performance, its operating plan and its position within the child care and education industry, as well as the compensation policies of similar companies in the child care and education business and other service businesses. The compensation of individual executive officers is then reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

         In setting and reviewing compensation for the executive officers, the Compensation Committee considers a number of different factors designed to assure that compensation levels are properly aligned with the Company's business strategy, corporate culture and operating performance. Among the factors considered are the following:

         - Comparability--The Compensation Committee considers the compensation packages of similarly situated executives at companies deemed to be most comparable to the Company. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

         - Pay for Performance--The Compensation Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee has relied on cash bonuses which have been determined on the basis of certain objective and subjective factors after receiving the recommendations of senior management.

         - Equity Ownership--The Compensation Committee believes that an integral part of the executive compensation program at the Company is equity-based compensation plans which encourage and create ownership of the Company's stock by its executives, thereby more closely aligning executives' long-term interests with those of the stockholders. These long-term incentive programs are principally reflected in the Company's stock-based incentive plans. The Compensation Committee believes that significant stock ownership is a major incentive in building stockholder value and reviews awards of equity-based incentives with that goal in mind.

         - Qualitative Factors--The Compensation Committee believes that in addition to corporate performance and specific division performance, it is appropriate to consider in setting and reviewing executive compensation the personal contributions that a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, planning initiatives development skills, public affairs and civic involvement have been deemed to be important qualitative factors to take into account in considering levels of compensation.

HOW WAS BASE COMPENSATION DETERMINED IN 1999?

         Certain of the Company's executive officers, including the Chief Executive Officer, are parties to employment agreements. In several instances, base compensation for executive officers subject to employment agreements varied from the terms of such agreements. Mr. Brown, the Chief Executive Officer, volunteered to receive a reduced base compensation from that which was required pursuant to his employment agreement. Ms. Sallee, during her service as Chief Executive Officer until May 1999, also agreed to such a reduction. When Ms. Sallee resigned as Chief Executive Officer in May 1999, she entered into an amended employment agreement, the terms of which are described above under "Employment Agreements." Based upon Ms. Mason's service to the Company on a part-time basis, her base compensation was prorated in accordance with her employment agreement. Ms. Tocio's base compensation for 1999 was increased to a level higher than that required pursuant to her employment agreement based upon the factors described below which affected the determination of base compensation of the Company's executive officers who do not have employment agreements with the Company.

         For the remaining executive officers who do not have employment agreements with the Company, the Compensation Committee subjectively determined base compensation on the basis of discussions with the Chief Executive Officer, a review of the base compensation of executive officers of comparable companies, its experience with the Company and in business generally, and what it viewed to be the appropriate levels of base compensation after taking into consideration the contributions of each executive officer.

HOW WAS INCENTIVE COMPENSATION DETERMINED IN 1999?

         Annual Incentive Compensation. For 1999, the Compensation Committee reviewed the Company's executive officer performance in terms of achieving pre-tax profitability targets, the successful integration of the Company following the merger and each executive officer's contribution to the achievement of these objectives. Based on its review of the performance goals and on subjective factors taken into consideration, the Compensation Committee approved incentive payments aggregating $322,600 for 1999, including $110,000 for the Chief Executive Officer. No factors in addition to the ones discussed above were considered in setting the incentive compensation of the Chief Executive Officer.

         Long-Term Incentive Compensation. The Compensation Committee believes the Company as a part of its regular executive compensation policies should grant awards of long-term, equity-based incentives to executive officers as part of the compensation package that is reviewed annually for each executive officer. In making these awards, the Compensation Committee establishes guidelines at the time of the annual review and takes into account the recommendations of the Chief Executive Officer and the President prior to approving awards of long-term, equity-based incentive compensation to the other executive officers.

         During 1999, the Compensation Committee reviewed the amount of stock option holdings by the Company's executive officers and the terms of these options. Based on the Compensation Committee's desire to encourage and create ownership of the Company's common stock by its executive officers and to use equity-based incentives as a retention tool, the Compensation Committee determined to grant stock options for an aggregate of 40,000 shares with an exercise price based on the fair market value of the common stock on the date of the grant to the executive officers, including option grants for an aggregate of 12,000 shares to the Chief Executive Officer. These options generally vest annually over five years in one-fifth increments. See "Option Grants for 1999."

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

         Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction. The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and other equity-based incentives granted under the Company's stock incentive plans qualify as performance-based compensation. None of the executive officers received compensation in 1999 that would exceed the $1,000,000 limit on deductibility. The Committee has not determined whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.

                                     E. Townes Duncan, Chairman
                                     Joshua Bekenstein
                                     Fred K. Foulkes

                                PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total stockholder return on its common stock from July 27, 1998 (when the Company's common stock commenced public trading following the merger) through December 31, 1999 with the cumulative total return of the following:

         -        the Russell 2000 Index;
         -        the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq
                  Composite"); and
         - a peer group selected in good faith by the Company and consisting of the Company and three other companies in the Company's industry: Childtime Learning Centers, Inc., New Horizon Kids Quest, Inc. and Nobel Learning Communities, Inc. (the "Peer Group").

         The Russell 2000 Index was added this year because the Company believes that the relative performance of its constituent companies provides a better comparison for companies of the Company's size than does the Nasdaq Composite. In accordance with the rules promulgated by the Securities and Exchange Commission, the Company is required to include the Nasdaq Composite for the current year. The Peer Group consists of the same companies included in the proxy statement for the 1999 annual meeting of stockholders.

         The graph assumes that $100 was invested on July 27, 1998 in the Company's common stock and each index, and that all dividends, if any, were reinvested. No dividends have been declared or paid on the Company's Common Stock since July 27, 1998.


                                    (GRAPH)


TOTAL RETURN ANALYSIS

                                    7/27/98           12/31/98         12/31/99
--------------------------------------------------------------------------------
BRIGHT HORIZONS                      $100.00          $111.63           $ 77.52
--------------------------------------------------------------------------------
PEER GROUP                           $100.00          $100.01           $ 85.97
--------------------------------------------------------------------------------
NASDAQ COMPOSITE                     $100.00          $113.63           $211.49
--------------------------------------------------------------------------------
RUSSELL 2000                         $100.00          $ 98.02           $118.95
--------------------------------------------------------------------------------
Source: Carl Thompson Associates www.ctaonline.com (800)959-9677. Data from
        Bloomberg Financial Markets.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has an agreement with S.C. Johnson & Son, Inc. to operate and manage a family center for its employees. During 1999, the Company received management fees and operating subsidies of $274,000 from S.C. Johnson & Son, Inc. JoAnne Brandes, a member of the Board of Directors of the Company, is Senior Vice President, General Counsel and Secretary for S.C. Johnson Commercial Markets, Inc., an affiliate of S.C. Johnson & Son, Inc.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The federal securities laws require the Company's directors and executive officers, and persons who own more than 10% of the Company's capital stock, to file initial reports of ownership and reports of changes in ownership of any securities of the Company with the Securities and Exchange Commission, The Nasdaq National Market and the Company.

         Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during 1999 with their reporting requirements, with the exception of a late filing made by David H. Lissy in June 1999 relating to him becoming a
Section 16 officer in May 1999; four late filings made by Mary Ann Tocio, one in September 1999 relating to a transaction in May 1999, and three in February 2000 relating to transactions in May, August, and November 1999; a late filing made by Joshua Bekenstein in December 1999 relating to a transaction in October 1999; and a late filing made by Robert D. Lurie in December 1999 relating to a transaction in November 1999.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has appointed Arthur Andersen LLP as the Company's independent public accountants for 2000. Arthur Andersen LLP has audited the accounts of the Company since the merger and served as independent public accountants to CorporateFamily Solutions since 1994. A representative of Arthur Andersen LLP is expected to be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

                             ADDITIONAL INFORMATION

         STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, stockholder proposals submitted in accordance with applicable rules and regulations for presentation at the Company's next annual meeting and received at the Company's executive offices no later than December 22, 2000 will be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.

         For other stockholder proposals to be timely (but not considered for inclusion in the Company's proxy statement), a stockholder's notice must be received at the Company's executive offices not later than the close of business on February 25, 2001 nor earlier than the close of business on January 26, 2001 and should otherwise comply with the advance notice provisions of the Company's bylaws. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

         PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

         FINANCIAL STATEMENTS AVAILABLE. A copy of the Company's 1999 Annual Report to Stockholders containing audited financial statements accompanies this Proxy Statement. The 1999 Annual Report does not constitute a part of the proxy solicitation material.

         Upon written request to the Company's Chief Financial Officer, Bright Horizons Family Solutions, Inc., One Kendall Square, Building 200, Cambridge, Massachusetts 02139, the Company will provide, without charge, copies of the Company's annual report filed with the Securities and Exchange Commission on Form 10-K.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                  MAY 25, 2000

                                      PROXY

         The undersigned hereby appoints Roger H. Brown and Elizabeth J. Boland, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated, all of the shares of voting stock of Bright Horizons Family Solutions, Inc. held by the undersigned on April 3, 2000, at the Annual Meeting of Stockholders to be held at the Company's corporate offices, One Kendall Square, Building 200, Cambridge, Massachusetts, on Thursday, May 25, 2000 at 10:00 a.m., local time, and any adjournment(s) thereof.

1. ELECTION OF DIRECTORS.

      [ ] FOR all nominees listed below (except as marked to the contrary below).

           Class II (2003)
          ---------------------
           E. Townes Duncan
           Sara Lawrence-Lightfoot
           Marguerite W. Sallee

      To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

      -----------------------------------------------------------------

      [ ]   WITHHOLD AUTHORITY to vote for all nominees.


In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                       Dated:                            , 2000
                                             ----------------------------


                                       ----------------------------------------
                                       Signature


                                       ----------------------------------------
                                       Signature if Held Jointly
                                       Please sign exactly as name appears on
                                       your stock certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by authorized person.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.